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                                                                   EXHIBIT 10.26


                      AGREEMENT AND PARTIAL ASSIGNMENT OF
                       INTERESTS IN Q140-E PROSPECT AREA
                             HARDEMAN COUNTY, TEXAS



       This Agreement and Partial Assignment of Interests in the Q140-E Prospect Area (hereinafter referred to as the "Agreement") is made and entered into effective as of the 1st day of August, 1995, by and between BRIGHAM OIL & GAS, L.P. ("BOG") and ASPECT RESOURCES LIMITED LIABILITY COMPANY ("Aspect") (BOG and Aspect are sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties").

                              W I T N E S S E T H:


       WHEREAS, BOG and Aspect are parties to that certain Geophysical Exploration Agreement, Hardeman Project, Hardeman and Wilbarger Counties, Texas, and Jackson County, Oklahoma, dated as of the 15th day of March, 1993, and by and between General Atlantic Resources, Inc. (predecessor in interest to UMC Petroleum Corporation), Maynard Oil Company, Ruja Muta Corporation (predecessor in interest to NGR, Ltd.), Tucker-Scully Interests, Ltd., JHJ Exploration, Ltd., Cheyenne Petroleum Company, Antrim Resources, Inc. (predecessor in interest to Aspect) and BOG (all of such parties being sometimes hereinafter collectively referred to as the "Hardeman Parties", as same has been amended from time to time (hereinafter referred to as the "Exploration Agreement"), regarding the exploration and development of an area of mutual interest (hereinafter referred to as the "Hardeman AMI"); and

       WHEREAS, pursuant to the terms of the Exploration Agreement the Hardeman Parties conducted a three-dimensional geophysical program (hereinafter referred to as the "Hardeman Geophysical Program") covering the Hardeman AMI; and

       WHEREAS, as a result of the conduct of the Hardeman Geophysical Program the Hardeman Parties have identified certain potential oil and/or gas prospects within the Hardeman AMI; and

       WHEREAS, Aspect is interested in assigning part of its interests in that certain oil and/or gas prospect that covers the acreage described in Exhibit A (hereinafter referred to as the "Q140-E Prospect Area") which is attached hereto and incorporated herein for all purposes; and

       WHEREAS, BOG is interested in acquiring part of Aspect's interests in the Q140-E Prospect Area pursuant to the terms and provisions set forth herein;

       NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


                                   ARTICLE I.

                            RELATIONSHIP OF PARTIES

       Section 1.1. No Partnership. The liabilities of the Parties hereunder shall be several, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed as creating, a mining, tax or other partnership or association or to render the Parties liable as partners.


                                      II.
                             ASSIGNMENT OF INTEREST

       Section 2.1. Conveyance of Interests in the Q140-E Prospect Area. Aspect hereby assigns and conveys to BOG an undivided fifty percent (50%) of Aspect's interest in the Q140-E Prospect Area, including without limitation, an undivided fifty percent (50%) of (i) all of Aspect's
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interests in that part of all oil, gas and other mineral leases, minerals, farm-ins and/or royalties which cover the lands which are located within the Q140-E Prospect Area, (ii) all of Aspects rights under the Exploration Agreement to acquire additional interests in oil and gas leases, farm-ins, mineral interests or royalty interests that cover minerals located within either the Q140-E Prospect Area, and (iii) all of Aspects other rights and interests under the Exploration Agreement insofar and only insofar as they cover the Q140-E Prospect Area (50% of Aspect's interest in the properties and rights described in (i) (ii) and (iii) above being hereinafter collectively referred to as the "Conveyed Interests"); provided, however, that Aspect is not assigning any part of its ownership interest in the seismic data which has resulted from the Hardeman Geophysical Program and such seismic data is not part of the Conveyed Interests hereunder. Concurrent with its execution of this Agreement Aspect agrees to assign and convey record title to fifty percent (50%) of Aspect's interest in that part of all oil, gas and other mineral leases which cover the Q140-E Prospect Area and which have already been assigned of record to Aspect, utilizing the form of assignment which is attached hereto as Exhibit B.

                                      III.
                              DRILLING OPERATIONS

       Section 3.1. Q140-E Prospect Area Drilling Operations. The Parties recognize and acknowledge that the interests to be assigned to BOG hereunder within the Q140-E Prospect Area are subject to a Joint Operating Agreement which has been executed by the Parties hereto. The Parties also recognize and acknowledge that they have already spud the Fisher Unit #1 Well within the Q140-E Prospect Area. In consideration for the assignment of the Conveyed Interests as set forth in Article II above, BOG agrees to pay for the benefit of Aspect's account, 2.142857% of the costs incurred to drill the Fisher Unit #1 Well to casing point. In the event that Aspect has pre-paid AFEd costs for the drilling of the Fisher Unit #1 Well, BOG shall promptly reimburse Aspect for BOG's 5% share of such costs and the 2.142857% share of such costs which BOG has agreed to pay on behalf of Aspect's account. All other drilling costs incurred with respect to the Fisher Unit #1 Well or any other well that is drilled within the Q140-E Prospect Area shall be paid for by the Parties in accordance with their leasehold working interest pursuant to the terms set forth in the Operating Agreement after taking into account the assignment made by Aspect pursuant to the terms of Article II above. The Parties hereto agree that for purposes of this Section 3.1 "casing point" shall be defined to mean that point at which the Fisher Unit #1 Well has been drilled to its objective depth, all logs have been run and pre-completion tests have been performed and a decision must be made as to whether or not to make a completion attempt.


                                      IV.
                                 MISCELLANEOUS

       Section 4.1. Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and their respective assigns of rights hereunder.

       Section 4.2. Survival of Exploration Agreement. BOG and Aspect recognize and agree that the Exploration Agreement shall remain in full force and effect and is not terminated by the execution of this Agreement.

       Section 4.3. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing party or parties thereto as fully as if all parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument.





Agreement and Partial Assignment
of Interests in Q140-E Prospect Area
                                       2
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ACCEPTED AND AGREED to effective as of the date first written above:



Address:                                 BRIGHAM OIL & GAS, L.P.
       5949 Sherry Lane, Suite 1616      by Brigham Exploration Company
       Dallas, Texas  75225              its Managing General Partner
       (214) 360-9182
       Fax:  (214) 360-9825

                                         By:
                                            ------------------------------------
                                            Ben M. Brigham, President / CEO



Address:                                 ASPECT RESOURCES LIMITED
                                         LIABILITY COMPANY
       535 16th Street
       Suite 820
       Denver, Colorado  80202
       (303) 573-7011
       Fax:  (303) 573-7340              By:
                                            ------------------------------------
                                         (name printed)
                                                       -------------------------
                                         Its:
                                             -----------------------------------





Agreement and Partial Assignment
of Interests in Q140-E Prospect Area
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